Exhibit 10.22

CONSENT TO SECOND SUBLEASE AMENDMENT

This CONSENT TO SECOND SUBLEASE AMENDMENT (this “Consent Agreement”) is made and entered into as of the 6 day of May, 2016, by and among OVERWATCH SYSTEMS, LTD., d/b/a/ Textron Systems Advanced Information Solutions a Delaware corporation (“Tenant”), YETI COOLERS, LLC, a Delaware limited liability company (“Subtenant”), and DRAWBRIDGE 5301 SOUTHWEST PARKWAY, LLC, a Delaware limited liability company (“Landlord”), as successor in interest to OS AUSTIN PROJECT CORPORATION, a Delaware corporation.

RECITALS

A.        Landlord and Tenant are the current parties to that certain Office Lease Agreement (the “Original Lease Agreement”), dated as of December 9, 2005, covering the approximately 48.117 acres of land out of the Thomas Anderson Survey No. 17, Abstract No. 2 in Travis County, Texas, and the improvements constructed thereon, as more particularly described therein.

B.         The Original Lease Agreement has been amended pursuant to (i) that certain First Amendment to Lease, dated as of June 29, 2006, (ii) that certain Second Amendment to Office Lease, dated as of November 30, 2006, (iii) that certain Third Amendment to Office Lease, dated as of September 7, 2007, and (iv) that certain Fourth Amendment to Office Lease, dated as of March 28, 2008 (the Original Lease Agreement, as amended, collectively, the “Lease”), a copy of which is attached to this Consent Agreement as Exhibit A.

C.         Tenant sublet a portion of the Premises to Subtenant, Yeti Coolers, LLC, in a Sublease Agreement dated February 8, 2013 (the “Sublease”), a copy of which is attached hereto as Exhibit B. Landlord consented to this Sublease in a Consent Agreement (the “First Consent Agreement”) dated February 8, 2013. Tenant subleased an additional 11,500 RSF to Subtenant, under First Sublease Amendment to the Sublease Agreement (a copy of which is attached here to as Exhibit C), dated July 21, 2015 (“First Amendment”).

D.        Tenant desires to sublease to Subtenant, under Second Sublease Amendment to the Sublease Agreement (a copy of which is attached here to as Exhibit D), dated April ___, 2016 (“Second Amendment”) additional space on the first and fourth floors as depicted in Exhibit E (together with the initial subleased premises, referred to collectively herein as the “Subleased Premises”). This additional portion of the Premises shall be subleased on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         Landlord’s Consent. Landlord hereby consents to the subleasing of the Subleased Premises to Subtenant pursuant to the Sublease, the First Amendment, and the Second Amendment, subject to and upon the terms and conditions set forth herein, and subject to execution and delivery of this Consent Agreement by all parties hereto.

2.         General Provisions.

(a)        By execution hereof, Tenant ratifies the Lease, Subtenant acknowledges that it has received a complete and correct copy of the Lease and is familiar with the terms, provisions,

rules and regulations of the Lease, and Subtenant agrees not to do or omit to do anything which would cause Tenant to be in breach of the Lease. Any such act or omission shall also constitute a breach of this Consent Agreement entitling Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Subtenant, whether or not Landlord proceeds against Tenant. Landlord’s consent set forth in Section 1 hereof shall not be deemed a consent to any other assignments, subleases or transfers under the Lease or to any other matter requiring the consent of Landlord under the Lease. No assignment, encumbrance or other transfer of the Sublease, nor any sub-sublease, encumbrance or other transfer of the Sublease Premises, shall be made by Tenant and/or Subtenant without Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed (in the manner contemplated by the Lease), and any attempt to do so without Landlord’s written consent shall at Landlord’s option be null and void. This Consent Agreement shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Lease, nor shall the Sublease or this Consent Agreement change, modify or amend the Lease in any manner, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding on Landlord.

(b)        The Sublease is subject and subordinate at all times to this Consent Agreement and to the Lease and all of its terms, covenants and conditions. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord in respect thereof. Landlord is not consenting to, approving of, or ratifying the terms, covenants and conditions of the Sublease and is not assuming any obligations under the Sublease. Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Sublease: (i) nothing in the Sublease shall create or expand the liability or obligations of Landlord, whether to Tenant, Subtenant or any other party, and Landlord hereby withholds consent to anything in the Sublease that does create or expand the liability or obligations of Landlord, (ii) nothing in the Sublease shall limit any rights of Landlord, and Landlord hereby withholds consent to anything in the Sublease that does limit any right of Landlord, (iii) Subtenant shall have no rights to expand or relocate the Sublease Premises beyond the Premises, or extend or renew the term of the Sublease beyond the term of the Lease, regardless of whether Tenant may have such rights under the Lease, and Subtenant shall have no right to exercise Tenant’s rights thereunder, and (iv) any special rights under the Lease which by their terms are personal or non-assignable (including, but not limited to, any extension, expansion, relocation, early termination, signage, or parking rights that by their terms are personal or non-assignable, if any), are not being assigned by the Sublease (notwithstanding anything to the contrary contained therein), and to the extent that such rights by their terms no longer apply after a sublease, then such rights shall be of no further force or effect. Neither the Lease nor the Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord. Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach by, or any claim or right against, any other party under the Lease or the Sublease shall be solely against Tenant (except in the case of attornment to the extent described below).

(c)        Subtenant’s waivers and indemnity obligations under the Sublease, whether arising directly under the Sublease (whether or not expressly so stated therein) or by the incorporation of the Lease terms therein, shall extend to Landlord and its employees, agents and affiliates and other beneficiaries under the Lease.  If the Lease requires the payment of percentage rent, based on a percentage of gross sales or other revenue in or from the Premises, Subtenant shall comply with all provisions of the Lease respecting the same, including without limitation, all requirements concerning the keeping of books, records, and other items, and reporting of gross sales to Landlord. In such case, Subtenant’s sales shall be included in

Tenant’s gross sales for purposes of computing Tenant’s percentage rent obligations under the Lease. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay to the successful party all costs, expenses and reasonable attorneys’ fees incurred therein by the successful party, which shall be included as a part of a judgment rendered therein. The failure or delay of Landlord in seeking to enforce any provisions of the Lease, the Sublease or this Consent Agreement shall not be deemed a waiver of rights or remedies that Landlord may have, or a waiver of any subsequent breach of the terms and provisions therein or herein contained.

(d)        Any alterations, additions or improvements to the Sublease Premises shall comply with the requirements of the Lease.

(e)        Tenant covenants to Landlord that no interest paid by Subtenant to Tenant under the Sublease will be used by Tenant to pay any amounts due to Landlord under the Lease.

3.         Termination of Lease: Attornment: Direct Payment to Landlord.

(a)        Any Lease Termination (as hereinafter defined) prior to the termination of the Sublease, shall at Landlord’s option either: (i) terminate the Sublease or (ii) operate as an assignment of the Sublease to Landlord on the terms described herein. Landlord’s option herein may be exercised by written notice to Subtenant within ninety (90) days after Landlord receives written notice of such Lease Termination (or at Landlord’s option such earlier date after Landlord otherwise becomes aware of such Lease Termination, or becomes aware of any circumstances that could result in such Lease Termination if Landlord desires to send a notice to become effective when such Lease Termination occurs). Upon Landlord’s exercise of its right to require an assignment hereunder, Subtenant shall be deemed to have attorned to Landlord and to have recognized Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the subrent rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Lease or by any provision giving Subtenant a credit against the subrent. Subtenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. “Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, causes the Lease to be terminated, cancelled, rejected in bankruptcy, insolvency, reorganization or other such proceedings, foreclosed against, or otherwise come to an end, including but not limited to: (i) a default by Tenant under the Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Lease is subject, or (iii) the termination of Tenant’s leasehold estate by dispossession proceedings or otherwise.

(b)        Notwithstanding the foregoing, under no circumstances shall Landlord: (1) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be liable for any improvements, allowances, rent abatement periods, free or reduced rate parking or other concessions that Tenant has granted or agreed to give, or bound by any subrentals which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, subrent or other sums then held by Tenant less any amounts due Subtenant as of the date of the Lease Termination. In addition, in the event of attornment hereunder, no partner, trustee, director, officer, employee, beneficiary, shareholder or agent of Landlord or its agent shall be personally liable under or in connection with the Lease or the Sublease, and Subtenant and its successors and assigns shall look solely to Landlord’s interest in the Premises for the satisfaction of any claim or judgment requiring the payment of money by Landlord. The limitation of liability provided in this Section 3(b) is in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or any other agreement or instrument.

(c)        In addition to Landlord’s rights set forth above, Landlord may elect from time to time, in Landlord’s sole discretion, to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay Landlord any sums becoming due or payable under the Sublease and Tenant shall receive from Landlord a corresponding credit for such sums received by Landlord against any and all payment then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Subtenant’s attornment pursuant to the other provisions hereof. Tenant agrees to hold any and all payments from Subtenant as a trust fund to be applied first to the satisfaction of all of Tenant’s obligations under the Lease and hereunder, before using any part thereof for any other purpose.

4.         Services. Tenant hereby agrees that Landlord may, in its sole discretion, provide services directly to Subtenant at Subtenant’s request. Subtenant hereby agrees that Subtenant shall be directly liable for Landlord’s charges therefore and shall timely pay the same when due (and in no event later than 10 days after being invoiced therefor).

5.         Notices. Any notice given by any party to another party hereto respecting this Consent Agreement, the Sublease, the Premises or the Sublease Premises or any matter relating thereto shall be delivered personally, by overnight delivery, by recognized courier, or by certified or registered mail, return receipt requested, postage prepaid, to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions. The addresses set forth below shall supersede any addresses for notices set forth in the Lease. If no address is given below, then the address for that party shall be the address set forth in the Lease, or in the absence thereof, shall be the address of the Premises. Any such notice shall be deemed given immediately upon personal delivery, one (1) business day after deposit for overnight delivery, or three (3) business days after deposit for certified or registered mail.

LANDLORD:	DRAWBRIDGE 5301 SOUTHWEST PARKWAY, LLC c/o Drawbridge Realty Three Embarcadero Center, Suite 2310 San Francisco, CA 94111 ATTN: Mark S. Whiting / Charles B. McEachron

TENANT:	Overwatch Systems 5301 Southwest Parkway Austin, TX 78735 Attn: Gary Raven With a copy to: AAI Corporation 124 Industry Lane Hunt Valley, MD 21030 Attn: Legal Department

SUBTENANT:

Yeti Coolers, LLC
Attn: David Bullock, CFO
3411 Hidalgo Street
Austin, TX 78702

Yeti Coolers, LLC
Attn: General Counsel, Bryan Barksdale, Esq.
5301 Southwest Parkway, Suite 200
Austin, TX 78735

With a copy to:
Jackson Walker
Attn: Chad Smith
100 Congress,
Suite 1100
Austin, TX 78701

6.         Real Estate Brokers. Tenant and Subtenant jointly and severally agree to defend, indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including reasonable attorneys’ fees) arising from any claims or demands of any broker, agent or finder for any commission or fee alleged to be due in connection with the Sublease or this Consent Agreement.

7.         Authority. Each of the parties to this Consent Agreement represents and warrants to the other parties to this Consent Agreement that the undersigned person signing this Consent Agreement on behalf of such party is a duly elected officer or representative of the entity he/she represents and has been fully empowered by proper resolution of the Board of Directors or other governing body of such entity to execute and deliver this Consent Agreement: that the entity he/she represents has full capacity to enter into this Consent Agreement and to perform the obligations on its part to be performed; and that all necessary internal actions have been taken with respect to such entity in connection with this Consent Agreement.

8.         Miscellaneous. This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject at all times, to all agreements and restrictions contained in the Lease, and herein, with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral. No provision of the Sublease or this Consent Agreement may be amended except in writing signed by all parties hereto or their successors (except that in the case of Lease Termination, no agreement or signature by Tenant shall be required). In the event of any inconsistency between the terms of the Sublease and this Consent Agreement or the Lease, the terms of this Consent Agreement or the Lease, as the case may be, shall govern and control. If any term, covenant or condition of this Consent Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Consent Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Consent Agreement shall be valid and in force to the fullest extent permitted by law.

9.         Governing Law. This Consent Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas. Any disputes arising under this Consent Agreement shall be heard and determined solely in the courts located in the State of Texas.

10.       Review Fee and Transfer Premiums. In order to help reimburse Landlord’s legal and administrative expenses in reviewing the Sublease, Tenant shall pay Landlord with Tenant’s submission of the Sublease and this Consent Agreement for Landlord’s review the amount of $1,500.00 (the “Review Fee”). Landlord’s acceptance of such Review Fee shall impose no duty or obligation upon Landlord to consent to the transaction contemplated herein nor to execute this Consent Agreement. Tenant shall also promptly pay Landlord any share of subleasing or transfer premiums or profits, or other items, required under the Lease in connection with sublease approvals.

11.       Not Binding Until Fully Signed and Delivered. Unless and until all parties hereto have executed and delivered this Consent Agreement, this Consent Agreement and Landlord’s consent herein shall be of no force or effect, notwithstanding that Landlord and Tenant may have permitted temporary occupancy by Subtenant or other matters in connection herewith.

[The signature page follows.]

IN WITNESS WHEREOF the following parties have executed this Consent Agreement as of the date first written above.

TENANT:

OVERWATCH SYSTEMS, LTD.,
d/b/a Textron Systems Advanced
Information Solutions
a Delaware corporation

By: /s/ Gary Raven
Name (Printed): Gary Raven
Title: Dir. Programs & Operations

SUBTENANT:

YETI COOLERS, LLC,
a Delaware limited liability company

By: /s/ Byran Barksdale
Name (Printed): Byran Barksdale
Title: General Counsel

LANDLORD:

DRAWBRIDGE 5301 SOUTHWEST PARKWAY, LLC, a Delaware limited liability company

By: /s/ Charles McEachron
Name (Printed): Charles McEachron
Title: COO

REAFFIRMATION OF CONTINUING LEASE GUARANTY

The undersigned, TEXTRON INC., a Delaware corporation (“Guarantor”), being the guarantor under that certain Continuing Lease Guaranty, dated as of March 28, 2008 (the “Guaranty”), with respect to that certain Office Lease Agreement, by and between Drawbridge 5301 Southwest Parkway, LLC (as successor landlord) (“Landlord”), and Overwatch Systems, Ltd. (“Tenant”), dated December 9, 2005, as thereafter amended from time to time (collectively, the “Lease”), under which Landlord leased to Tenant certain premises more particularly described therein (the “Premises”), hereby ratifies and consents in all respects to the sublease of a portion of the Premises by Tenant to YETI Coolers, LLC, and agrees that neither the execution of, nor the performance by Tenant under, nor the consent by Landlord to, the sublease shall in any way affect, impair, discharge, limit, relieve or release the obligations, covenants and liabilities of Guarantor under the Guaranty, which Guaranty is hereby ratified, confirmed and reaffirmed in all respects. Guarantor acknowledges and affirms that this Reaffirmation of Continuing Lease Guaranty is made to and for the benefit of Landlord, its successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this Reaffirmation of Continuing Lease Guaranty as of the 13th day of May 2016.

TEXTRON INC.,
a Delaware corporation

By:	/s/ Mary F. Lovejoy
Name:	Mary F. Lovejoy
Title:	Vice President and Treasurer

1

EXHIBIT A

EXHIBIT B

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”) is made and entered into this 8 day of February, 2013, by and between YETI COOLERS, LLC, a Delaware limited liability company (the “Sublessee”) and OVERWATCH SYSTEMS, LTD., a Delaware corporation, (the “Sublessor”).

WHEREAS, by lease dated December 9, 2005, as amended by four (4) additional amendments (collectively the “Lease”) Sublessor leased from TDC-AIS Overwatch, L.P., predecessor-in-interest to OS AUSTIN PROJECT CORPORATION (the “Lessor”) certain premises consisting of approximately 48.117 acres of land out of the Thomas Anderson Survey No. 17, Abstract No. 2 in Travis County, Texas, and the improvements to be constructed thereon, as more particularly described therein, also known as 5301 Southwest Parkway, Austin, TX 78735 (the “Premises”);

WHEREAS, Sublessor has agreed to sublease a portion of the Premises, consisting of approximately twenty one thousand five hundred thirty two (21,532) square feet on the second (2nd) floor of the building located on the Premises, known as Suite 200 and more particularly described on Exhibit “A” attached hereto (the “Subleased Premises A”) to Sublessee on the terms and conditions hereinafter set forth; and

WHEREAS, Sublesssor has agreed to sublease an additional portion of the Premises, consisting of four thousand six hundred twelve (4,612) square feet of space, more particularly described on Exhibit “E-1” attached hereto (the “Subleased Premises B”) to the Sublessee on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the rents, covenants, agreements, stipulations and provisions contained herein to be paid, kept and performed by both Sublessee and Sublessor, the parties do hereby agree as follows:

1.                                    DEFINITIONS.         Unless otherwise set forth in this Sublease, all capitalized terms shall have the same meaning as set forth in the Lease. All references to the Subleased Premises hereinafter shall be deemed to refer collectively to Subleased Premises A and Subleased Premises B.

2.                                    SUBLEASE TERM:  For Subleased Premises A, Sublessor does hereby demise and sublease the Subleased Premises to Sublessee and Sublessee does hereby sublease the Subleased Premises from Sublessor commencing on the earlier of (a) the date the Sublessee’s improvements are substantially complete in accordance with Sublessee’s Work (defined below) which shall be no later than sixty (60) days following Sublessee’s receipt of a construction permit and any other necessary approvals to perform the Sublessee’s Work, or (b) the date Sublessee commences business operations in the Premises (the “Commencement Date”) and ending on the termination of the Lease, currently scheduled for July 31, 2017 (the “Termination Date”), unless sooner terminated pursuant to any provision hereof (the “Term”). Promptly upon the occurrence of the Commencement Date, Sublessee and Sublessor shall execute a letter addendum to this Sublease confirming such Commencement Date.

Subleased Premises B’s commencement date shall be nine (9) months following the Commencement Date for Subleased Premises A (the “Expansion Date”) and shall also terminate on the Termination Date.

3.                                    USE: The Subleased Premises shall be used for Sublessee’s office use, and for no other use whatsoever. Upon the execution of this Sublease, and any consents needed, Sublessee shall, at no cost, have access to up to ten thousand (10,000) square feet of space within Subleased Premises A (the “Pre-Commencement Space”) during construction of Sublessee’s Work until the Commencement Date of this Sublease.

4.                                    RENT: It is agreed between the parties hereto that Sublessee shall occupy the Pre- Commencement Space rent-free until the Commencement Date. Sublessee covenants and agrees to pay to Sublessor, without deduction or set off, rental for the Term (the “Rent”) as follows:

Term	Gross Rate	Sq. Footage	Monthly Rent
Months 1-2			$ 0.00
Months 3-12	$23.00 per RSF	14,000 NRA	$26,833.33
Months 13-24	$23.50 per RSF	22,112 NRA	$43,302.67
Months 25-36	$24.00 per RSF	26,144 NRA	$52,288.00
Months 37-48	$24.50 per RSF	26,144 NRA	$53,377.33
Months 49-End	$25.00 per RSF	26,144 NRA	$54,466.67

In the event any payment of Rent is not paid within five (5) days following the date due, Sublessee shall pay to Sublessor, upon demand, a late charge equal to five cents for each dollar overdue. All Rent is payable in advance in the aforesaid monthly installments of Rent on the first day of each month, with interest at the maximum rate per year permitted by law on any unpaid installments from the date due until paid in full. Rent payable for any partial month will be prorated on a daily basis. Upon execution of the Sublease, Sublessee shall pay Rent for month three (3) of the Term to be applied toward the rent due for the third (3rd) full calendar month of the Term.

5.                                    SECURITY DEPOSIT:  Concurrently with the execution hereof, Sublessee shall deposit with Sublessor the sum of Forty-Four Thousand Eight Hundred Fifty Eight Dollars  ($44,858.00) (the “Security Deposit”) to insure the timely and faithful performance of each of the terms and conditions hereof by Sublessee.  Sublessor shall have the right to commingle said funds with other funds of Sublessor.  Sublessor shall hold the Security Deposit and shall have the right, but not the obligation, to use the same to cure any default by Sublessee hereunder or to repair any damage to the Subleased Premises caused by Sublessee, its employees, agents or invitees. In the absence of any default or damage to the Subleased Premises, Sublessor shall repay said sum, without interest, to Sublessee within sixty (60) days following the end of the Term, as the same may be extended. In the event Sublessor applies the Security Deposit or any portion thereof in accordance with this Paragraph 5, Sublessee shall be obligated immediately to pay to Sublessor the amount required to restore the Security Deposit to its original amount. This section shall survive the expiration of the Sublease.

6.                                    TIME AND PLACE OF PAYMENT: With the exception of the payment of the third month’s Rent for Subleased Premises A, which shall be delivered by Sublessee to Sublessor upon Sublessee’s execution of this Sublease, all payments of Rent shall be made, in advance, without notice, on the first (1st) day of each month during the Term, and addressed to address in the Notice provision or to such other person or at such other place as Sublessor may from time to time designate in writing.

7.                                    OPERATING EXPENSE: Utilities, janitorial, building management, building maintenance and property taxes are included in the Rent above. The Rent is inclusive of all operating expenses and there will be no operating expense pass throughs over the Term of the Sublease. Normal operating hours and HVAC hours for the Premises are from 7:00 am to 6:00 pm, Monday through Friday, and from 8:00 am to 1:00 pm on Saturdays. If Sublessee requires after hours HVAC, there will not be a charge for after hour HVAC through the entire Term.

8.                                    BUSINESS PRIVILEGE TAXES, BUSINESS USE TAXES AND OCCUPANCY TAXES: Sublessee agrees to pay any revenue tax or charge, occupancy tax, business privilege tax, business use tax or any other tax that may be levied against the Subleased Premises or Sublessee’s use or occupancy thereof during the Term.

9.                                    RIGHT OF ENTRY: Following the execution of this Sublease and prior to the Commencement Date, Sublessee shall have twenty-four (24) hour access to the Pre-Commencement Space and the Subleased Premises. The purpose of said access includes, but it not limited to, evaluating what alterations, repairs or improvements are needed to modify the Subleased Premises for its use. Sublessee may not commence any such alteration, repair or improvement until Sublessor and Lessor shall have consented thereto pursuant to Paragraph 11 and Lessor shall have consented to this Sublease. Sublessee’s access to the Subleased Premises prior to the Commencement Date shall be subject to all of the terms and conditions of this Sublease, except for the payment of Rent. Sublessee hereby agrees to indemnify and hold harmless Sublessor and Lessor from any and all liability, claims, demands, expenses, damages and judgments arising as a result of Sublessee’s access to the Subleased Premises pursuant to this Paragraph 9, except Sublessee shall have no liability for Sublessor’s gross negligence or willful misconduct.

10.                            ACCEPTANCE AND SURRENDER OF SUBLEASED PREMISES:     Except as otherwise set forth herein, Sublessee agrees to accept the Subleased Premises in its present “as is” condition at the date of this Sublease, it being both parties intent that Sublessee shall bear the full cost and expense of modifying or renovating the Subleased Premises for its use. Provided Sublessee is not in default hereunder, Sublessor agrees to provide Sublessee with a sublessee work allowance in the amount of Eleven Dollars per RSF ($11.00) on the entire Subleased Premises (the “Work Allowance”) in connection with the completion by Sublessee of the work on Subleased Premises A and Subleased Premises B more particularly described on Exhibit “B” attached hereto and made a part hereof (collectively, the “Sublessee’s Work”). The Work Allowance shall be paid by Sublessor directly to Sublessee’s general contractor within thirty (30) days following Sublessor’s receipt of (a) detailed invoices for all of Sublessee’s Work; (b) release of liens executed by all contractors, subcontractors, materialmen and suppliers that performed work which is the subject of the invoice, and (c) such other documentation as may be reasonably required by Sublessor.

At Sublessee’s option, Sublessee shall have the right to self-fund the Work Allowance and/or the Moving Allowance (defined below) and receive a dollar-for-dollar credit against each installment of Rent until such time as Sublessee has recouped the entire amount of the self-funded Work Allowance and/or Moving Allowance. Sublessee shall provide written notice of its intent to exercise this option to Sublessor within ten (10) days of receipt of Lessor’s consent to this Sublease.

The Work Allowance is meant to be comprehensive including but not limited to architectural, engineering fees, actual construction material, labor, phone and data cabling equipment, security network, and monument signage costs. Sublessee shall not be charged for any fee associated with Sublessor’s or Lessor’s review/supervision of the construction of the Sublessee’s Work.

Sublessor shall also provide Sublessee a Moving Allowance not to exceed $2.00 per RSF for the Subleased Premises to be used for voice and data cabling and moving related expenses (the “Moving Allowance”). The Moving Allowance for Subleased Premises A shall be paid by Sublessor directly to Sublessee within 30 days of the Commencement Date. The Moving Allowance for Subleased Premises B shall be paid by Sublessor directly to Sublessee within 30 days of the Expansion Date.

In addition to the Work Allowance and the Moving Allowance, Sublessor has agreed to and paid $0.10 per square foot toward the cost of a test fit with Sublessee’s architect.

11.                            ALTERATIONS AND MODIFICATIONS: Sublessee agrees to obtain Sublessor’s and Lessor’s prior written approval of alterations, modifications, repairs or renovations made to the Subleased Premises. Sublessor agrees that it shall promptly review plans and drawings submitted and that it will not unreasonably delay or deny approval with respect to non-structural alterations. Notwithstanding the foregoing, Sublessor’s consent to such alterations shall be subject to Lessor’s consent thereto. Any alterations, modifications or renovations of or to the Subleased Premises shall be limited to partition changes (non-bearing walls), electrical and mechanical alterations, telephone relocations, and decorating. The structural integrity of the Building will not be disturbed in any way. Sublessee shall provide Sublessor with a waiver of liens prior to the commencement of any alterations or modifications to the Subleased Premises and a release of liens at the completion of any alterations or modifications to the Subleased Premises executed by all contractors who performed such alterations or modifications.  In addition, Sublessee agrees that all work performed upon the Subleased Premises shall be done in a good and workmanlike manner and shall be in accordance with all applicable law. Unless expressly agreed to the contrary, all alterations, modifications and renovations, upon completion of construction thereof, shall become part of the Subleased Premises and the property of Lessor without payment therefore by Sublessor and shall be surrendered to Lessorunder the Lease at the end of the Term or upon sooner termination of this Sublease pursuant to the terms hereof. Sublessee shall not be responsible for any alterations that were completed by Sublessor prior to Sublessee occupying the Subleased Premises. Sublessee shall not have any restoration obligations with respect to the Sublessee’s Work.

Sublessee has requested and Sublessor has consented to the use of Sublessor’s office furniture, office equipment, and any existing fixtures and cabling (collectively, the “Furniture”), currently located in the Subleased Premises and described on Exhibit “C”, attached hereto. The Furniture is in AS-IS condition and shall remain the property of Sublessor. If any repairs are needed to the office equipment, it shall be at Sublessee’s expense. The Furniture shall be returned to the Sublessor in its original condition, ordinary wear and tear and casualty excepted. Sublessor will remove any furniture, equipment, fixtures, or cabling not specified on Exhibit “C” prior to the Commencement Date. Sublessor shall remove the Furniture upon termination of this Sublease, unless otherwise agreed upon by both parties.

Sublessee agrees not to perform any construction in Subleased Premises B until after the Expansion Date. Work Allowance for Subleased Premises B will be paid in accordance with Paragraph 10.

Sublessee has requested and Sublessor has agreed that on or before the Expansion Date, Sublessor shall oversee and complete the installation of a fire-rated corridor connecting Subleased Premises B to Subleased Premises A (as more particularly described on Exhibit “E” attached hereto and made a part hereof) and otherwise demise the Subleased Premises to Sublessee at Sublessor’s sole cost and expense subject to all applicable codes and regulations (the “Demising Work”). The costs of the Demising Work, including, without limitation, the costs of installing and painting the demising walls shall be paid by Sublessor.

12.                            REPAIRS/MAINTENANCE: Sublessee shall, throughout the Term, at its sole cost and expense, keep the Subleased Premises clean, keep waste and drain pipes open and generally maintain the Subleased Premises and the improvements now or hereafter comprising all or any part of the Subleased Premises and the fixtures and appurtenances thereto in good order, repair and condition normal wear and tear only excepted. Sublessee shall, throughout the Term promptly report all damage or injury to the Subleased Premises, caused by (a) the gross negligence or willful misconduct of Sublessee or its employees, agents, invitees, licensees, subtenants or contractors; (b) the act of moving in or out of the Subleased Premises; and/or (c) the installation and/or removal of any furniture, fixtures or other property. Sublessor will make the repairs and the Sublessee shall pay for the cost.

13.                            LEASE CONTROLLING:  The Lease. Sublessee acknowledges that it is fully familiar with the terms of the Lease, a copy of which is attached hereto and made a part hereof as

Exhibit “D”.  Sublessee hereby agrees to perform and observe all of the responsibilities, covenants, terms and obligations on the part of Sublessor as tenant to be performed or observed under the Lease with respect to the Subleased Premises during the Term or any option terms of this Sublease, other than the obligation to pay to Lessor the fixed rent and additional rent provided in the Lease.

Sublessor shall not be bound by any warranties and representations made by the Lessor in the Lease, nor shall Sublessor be obligated to perform any of the terms, covenants, conditions and agreements in the Lease required to be performed by the Lessor; and Sublessee agrees to look solely to the Lessor for the performance of the same. Sublessee further covenants and agrees not to violate or cause to be violated any of the terms and provisions of the Lease. Sublessee shall be bound by all of the restrictions and limitations placed upon Sublessor as tenant under the Lease, as if Sublessor were the landlord and the Sublessee were the tenant thereunder. Notwithstanding anything to the contrary contained or implied herein, Sublessee acknowledges that Sublessee is hereby granted no more rights or privileges with respect to the Subleased Premises than Sublessor, as tenant, has under the Lease. Sublessee further covenants and agrees that it shall not engage in any dispute with, or file any action against Lessor without obtaining Sublessor’s prior written consent thereto, such consent not to be unreasonably withheld, conditioned or delayed, and Sublessee hereby expressly waives any rights it may have to engage in any such dispute or file any such action without said consent of Sublessor.

In the event the Lease is terminated pursuant to its terms for any reason, this Sublease shall automatically cease and terminate as of the date upon which the Lease is so terminated, without recourse to Sublessee. In the event Sublessee incurs costs in curing such default, Sublessee may receive a dollar-for-dollar credit against future installments of Rent until such time as Sublessee has recouped the entire amount incurred in remedying such default. Sublessor hereby covenants to timely pay all rent and other sums due and owing to Lessor under the Lease, perform the covenants and undertakings of Sublessor as tenant under the Lease to the extent the same are not Sublessee’s obligations herein during the term of this Sublease, and agrees not to do or permit to be done any act which shall result in a violation of any of the terms and conditions of said Lease. Sublessor shall promptly provide Sublessee with copies of any default notices received from Lessor under the Lease. Sublessor shall not amend or modify the Lease in any manner which affects Sublessee’s use and occupancy of the Subleased Premises without first obtaining the written consent of Sublessee, which consent shall not be unreasonably withheld, conditioned or delayed.

Sublessee hereby indemnifies and agrees to hold harmless Sublessor against any and all claims, loss and damage, including without limitation reasonable attorneys’ fees and disbursements, which may at any time be asserted by Lessor against Sublessor for failure of Sublessee to perform any of the covenants, agreements, terms, provisions of conditions contained in the Lease, which, by reason of the provisions of this Sublease, Sublessee is obligated to perform. Sublessee further indemnifies and agrees to hold harmless Sublessor from any costs, expenses, claims or damages, including without limitation, reasonable attorneys’ fees and disbursements, arising during the Term or option terms hereof with respect to the Subleased Premises or Sublessee’s use and occupancy thereof.

Notwithstanding anything in this Sublease contained to the contrary, Sublessor shall not be liable for any of the obligations, duties, responsibilities or liabilities of the Lessor under the Lease or for the failure or any delay by the Lessor to perform or discharge the same. Sublessor shall not be obligated upon, or to take any action by reason of any matter relating to the operation, maintenance, repair, replacement or restoration of the Premises or any facilities or services thereof.

Neither party will do or permit anything to be done which would cause the Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in the Lessor under the Lease. Sublessee will indemnify and hold Sublessor harmless from and against (a) all damages of any kind whatsoever arising from any breach or default on its part by reason of which the Lease shall be terminated or forfeited, and (b) all other liabilities, claims and damages arising out of or in connection with the use and occupancy of the Subleased Premises, unless due to the gross negligence or willful misconduct of Sublessor.

14.                            LEASE IN EFFECT: Sublessor warrants and represents, to the best of Sublessor’s knowledge, information and belief, that the Lease is subsisting and is in full force and effect, Sublessor is not in default thereunder, and all rents, additional rents and charges due thereunder are and will be paid.

15.                            SUBLETTING OR ASSIGNMENT: Sublessee covenants that it will not assign its interest in this Sublease, in whole or in part, or permit the subletting of the Subleased Premises or any part thereof without the prior written consent of Sublessor, which consent shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, a Permitted Transfer, as defined in Section 11E of the Lease, shall not be considered an assignment under the terms of this Sublease. In the event of any permitted assignment or subletting at a rental rate in excess of that being charged to Sublessee hereunder, Sublessee shall pay to Sublessor, as collected, half of such excess rents after deducting all reasonable fees incurred in connection with such assignment or sublease. Sublessee shall be entitled to retain fifty percent (50%) of any profit from the assignment or subletting of its rights hereunder.

16.                            INSURANCE AND INDEMNITY: Sublessee agrees to indemnify and hold harmless both Sublessor and Lessor from and against all liability, claims, demands, expenses, damages and judgments arising from Sublessee’s breach of this Sublease and from property damage or injury to third parties (including wrongful death) upon the Subleased Premises during the Term or any extension thereof, unless due to the gross negligence or willful misconduct of Sublessor. Sublessee agrees, at its own cost and expense, to keep the Subleased Premises insured under a public liability policy against claims for property damage and personal injury to third parties (including wrongful death). The minimum amounts of such insurance coverage shall not be less than the amounts required by the Lease. Upon execution of this Sublease by Sublessee and at least thirty (30) days prior to the expiration date of such policies, Sublessee shall furnish to Lessor and Sublessor a certificate or certificates of insurance confirming that the required insurance is in full force and effect with all premiums paid current and shall name Sublessor and Lessor as additional insured. Sublessee further agrees to indemnify and hold harmless Sublessor and Lessor from all liability arising out of the filing of any mechanic’s or materialman’s lien against the Subleased Premises by reason of any act or omission of Sublessee.

17.                            PERSONAL PROPERTY: Sublessee agrees to assume full responsibility for its personal property located at the Subleased Premises, and to indemnify and hold harmless Sublessor and Lessor against damage thereto sustained by fire, theft or other casualty loss. Sublessor hereby waives its right to any lien, statutory or otherwise, against any of Sublessee’s personal property, trade fixtures, equipment or inventory, for purposes of securing Sublessee’s obligations under this Lease, or otherwise.

18.                            NOTICES: All notices required shall be given by registered or certified mail, postage prepaid, return receipt requested. Notice to the Sublessee shall be addressed to:

Yeti Coolers, LLC
Attn: David Bullock, CFO
3411 Hidalgo Street
Austin, TX 78702

With a copy to:
Yeti Coolers, LLC
Attn:  David Bullock, CFO
 5301 Southwest Parkway
Austin, TX 78735

With a copy to:
Jackson Walker
Attn: Chad Smith
100 Congress, Suite 1100
Austin, TX 78701

Notice to Sublessor shall be addressed to:
Overwatch Systems
5301 Southwest Parkway
Austin, TX 78735
Attn: Jeff Johnson

With a copy to:
Textron Systems Corporation
c/o AAI Corporation
124 Industry Lane
Hunt Valley, MD 21030
Attn: Legal Department

All notices shalt be deemed received two (2) clays after mailing.

19.                            HOLD OVER AND SUBLESSOR DEFAULT: Notwithstanding any provision of law or any judicial decision to the contrary, no notice shall be required to terminate the Term on the date herein specified as the end of the Term, and the Term shall expire on the date herein mentioned without notice being required from either party. In the event that Sublessee remains beyond the expiration date of the Term, it is the intention of the parties and it is hereby agreed that a tenancy at sufferance shall arise at a monthly rent equal to one hundred twenty-five percent (125%) of the monthly Rent in effect at the expiration of the Term plus any amounts charged against Sublessor as Lessee under the Lease for holdover rent or penalty. It is further agreed that Sublessee shall indemnify and hold harmless Sublessor from and against any and all liability, claims, demands, expenses, damages and judgments incurred by Sublessor as a result of Sublessee’s retaining possession.

20.                            SUBLESSEE DEFAULT: The occurrence of any one or more of the following events shall constitute a default under this Sublease by Sublessee:

a.         The failure by Sublessee to make any payment of Rent, or any other payment required to be made by Sublessee hereunder on the date due where such failure shall continue for a period of five (5) days after the same shall become due and payable.

b.         The failure by Sublessee to observe or perform any of the covenants, conditions or provisions of this Sublease other than as described in the immediately preceding paragraph and/or the failure by Sublessee to observe or perform any of the covenants, conditions or provisions of the Lease to which Sublessee has agreed to be bound pursuant to the terms of this Sublease, where such failure shall continue for a period of fifteen (15) days after written notice thereof from Sublessor to Sublessee.

c.         The making by Sublessee of any general arrangement or assignment for the benefit of creditors; Sublessee becomes a “debtor” as defined in 11 U.S.C. 101 or any successor statute thereto (unless, in the case of a petition filed against Sublessee, the same be dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or substantially all of Sublessee’s assets or of Sublessee’s interest in this Sublease, where possession is not restored to Sublessee within thirty (30) days; or the attachment, execution or other judicial seizure of all or substantially all of Sublessee’s assets or of Sublessee’s interest in this Sublease, where such seizure is not discharged within thirty (30) days.

21.                            REMEDIES: In the event of any such default by Sublessee, Sublessor may at any time thereafter, without limiting Sublessor in the exercise of any right or remedy which Sublessor may have by reason of such default or breach:

a.                                     Terminate Sublessee’s right to possession of the Subleased Premises by any lawful means, in which case this Sublease shall terminate and Sublessee shall immediately surrender possession of the Subleased Premises to Sublessor. In such event, Sublessor shall be entitled to recover from Sublessee all damages permitted to be recovered by a landlord pursuant to the laws of the jurisdiction where the Subleased Premises are located, together with all damages incurred by Sublessor by reason of Sublessee’s default, including, but not limited to, the cost of recovering possession of the Subleased Premises, reasonable attorneys fees, and any real estate commission actually paid.

b.            Maintain Sublessee’s right to possession in which case this Sublease shall continue in effect whether or not Sublessee shall have vacated or abandoned the Subleased Premises. In such event, Sublessor shall be entitled to enforce all of Sublessor’s rights and remedies under this Sublease, under the laws of the jurisdiction where the Subleased Premises are located at law and equity, including the right to recover the Rent, Additional Rent, and all other sums due hereunder as the same become due.

c.            Declare the entire balance of Rent, Additional Rent and all other sums payable hereunder during the remaining Term of this Sublease to be immediately due, payable and in arrears as if by the terms and provisions of this Sublease said balance of Rent, Additional Rent and other sums were on that date payable in advance. Any such acceleration by Sublessor shall not constitute a waiver of any right or remedy of Sublessor.

d.            Pursue any other remedy now or hereafter available to Sublessor under the laws of the jurisdiction where the Subleased Premises are located or in equity.

e.            Pursue any remedy enforceable by Lessor under the Lease.

All remedies available to Sublessor hereunder shall be cumulative and concurrent. No waiver or delay in enforcement by Sublessor of any breach of Sublessee’s obligations hereunder shall constitute a waiver of any such breach or any subsequent breach.

In the event there is a continuance of an Event of Default described in Section 18 (i) of the Lease by Sublessor to Lessor, Sublessee shall make their rent payments directly to Lessor, upon receipt of written notice provided by Lessor.

22.         RIGHT OF FIRST REFUSAL: Sublessee shall have an ongoing Right of First Refusal (“ROFR”) on the balance of the second floor of the Premises (the “Refusal Space”). Sublessee shall have the right to lease the Refusal Space on terms identical to those in a bona fide letter of intent from a third-party which Sublessor is willing to accept (the “Offer”). Upon notification in writing by Sublessor of the receipt of an Offer (the “Refusal Space Notice”) on the Refusal Space, Sublessee shall have seven (7) business days in which to notify Sublessor in writing of its election to lease the Refusal Space on the same terms and conditions as those contained within the Refusal Space Notice.

Sublessee’s rejection of the ROFR on any portion of the Refusal Space shall not affect or inhibit Sublessee’s ROFR on any other portion of the Refusal Space or the rejected portion should that lease terminate or expire for any reason.

In the event Sublessee rejects the ROFR on any portion of the Refusal Space and the terms of the Refusal Space Notice materially change, Sublessor shall be required to present such ROFR to Sublessee again under the same conditions as provided above. The terms of a proposed sublease of the Refusal Space will be deemed to be materially different from the terms of the Refusal Space Notice if the financial terms (excluding the security deposit, but including, among other things, base rent, escalations and pass throughs of operating expenses, insurance, utilities and taxes, concession packages, free rent, free parking, leasing concessions, construction costs, improvement allowances, moving and other allowances, and commissions) of such proposed sublease have been reduced by more than ten percent (10%), in the aggregate, from the terms set forth in the Refusal Space Notice.

23.         INTEREST: In the event that any sums due and payable to Sublessor pursuant to the terms of this Sublease are not paid when due, such sums shall bear interest at the rate of twelve percent (12%) per year, from the due date until actually paid, unless that rate is usurious as applied to Sublessee in which event the rate shall be reduced to the highest non-usurious rate. Neither the accrual nor the payment of interest shall cure any default by Sublessee under this Sublease.

24.         BROKERS: Sublessor and Sublessee represent, warrant and agree that each has not dealt with any broker, agent, finder or other intermediary in connection with the subletting of the Subleased Premises except Stream Realty Partners (the “Listing Broker”) and Jones Lang LaSalle (the “Sublessor Broker”). Sublessor shall be solely liable for any commission due to the Listing Broker and Sublessor Broker. Sublessor and Sublessee agree to indemnify, defend and hold the other harmless from and against any claims against the other resulting from a breach or inaccuracy of the foregoing representation, warranty and agreement which shall survive expiration, cancellation or other termination of this Sublease.

25.         COMPLIANCE WITH LAWS: Sublessee shall, throughout the Term of this Sublease, observe and comply with all statutes, laws, ordinances, notices, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and notices, orders, rules and regulations of the National Board of Fire Underwriters, or any other body now or hereafter constituted exercising similar functions, relating to the Subleased Premises, foreseen or unforeseen, ordinary as well as extraordinary, or to the use or manner of use of the Subleased Premises, or to the fixtures and equipment thereof.

26.         AUTHORITY: The parties executing this Sublease represent and warrant that they have the full right and lawful authority to execute this Sublease for the Term, in the manner and upon the conditions and provisions herein contained.

27.         FURTHER DOCUMENTS: Each party agrees to execute and deliver to the other all instruments which may reasonably be required to carry out all terms and provisions of this Sublease.

28.         RECOVERY OF FEES: If either party is successful in enforcing against the other any legal or equitable remedy for a breach of any provision of this Sublease, the successful party shall be entitled to recover its expenses and reasonable attorney’s fees as determined by the court as part of the judgment or decree.

29.         BINDING EFFECT: This Sublease shall be binding upon the successors and permitted assigns of Sublessee and Sublessor.

30.         INTEGRATED DOCUMENT: This instrument, and its attachments, embodies all of the agreements between the parties with respect to the Subleased Premises, and no oral agreements, prior correspondence or other prior writings shall be held to vary the provisions hereof. Any subsequent changes or modifications shall become effective only by a written instrument duly executed by Sublessee and Sublessor.

31.         LESSOR’S CONSENT: This Sublease is contingent upon, and shall have no force or effect until receipt of, the Lessor’s written consent hereto in the form attached as Exhibit “F.” The Sublessor agrees to exercise good faith in requesting Lessor’s written consent to this Sublease.

32.         PARKING: Sublessee shall have the right to parking spaces associated with the Subleased Premises at a ratio of 4.69 spaces per 1000 RSF at no charge throughout the Term.

33.         RELOCATION: Sublessor shall not have the right to relocate the Subleased Premises.

34.         SIGNS: Sublessor will place a building standard signage on the building directory located in the main lobby of the building and suite signage outside of Subleased Premises identifying Sublessee. Sublessee shall be permitted to place one placement (panel) on the building exterior monument. The signage on the building monument will match building standard. Sublessee will not be responsible for removing signage or any costs associated with removing signage.

35.         SECURITY SYSTEM: The Premises is equipped with twenty-four (24) hour security. Subject to Sublessor’s approval, which shall not be unreasonably withheld, Sublessee will have the right to install its own security system for the Subleased Premises.

36.         COUNTERPARTS: This Sublease may be executed in one or more counterparts, which together constitute one and the same instrument, and may be executed by facsimile or digital signature, each of which shall be deemed original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Sublease Agreement as of the day and year first above written.

SUBLESSEE:
YETI COOLERS, LLC
A Delaware limited liability company

	By:	/s/ David Bullock

	Title:	David Bullock, CFO

SUBLESSOR:
OVERWATCH SYSTEMS, LTD.,
A Delaware Corporation

By:	/s/ Jeff Johnson
Name:	Jeff Johnson
Title:	VP Finance

EXHIBIT “A”

SUBLEASED PREMISES A

EXHIBIT “B”

SUBLESSEE’S WORK

EXHIBIT “C”

PRIME LEASE

EXHIBIT “D”

FURNITURE INVENTORY

December 19, 2012 Highlighted: TO REMOVED OVERWATCH -  YETI FURNITURE INVENTORY refer to PLAN DIAGRAMS ROOM desk chair side chair small book case large book case "L" work station rectangular desk conference table conf. chair training table training chair small white board medium white board large white board projection screen celling projector mount 'U' work station uper cabinet file cabinet meeting table recpt. desk '8 x 8' systems panels misc. systems panels IT Rack 201 202 203 204 205 206 207 208 209 210 211 212 213 214 215 216 217 218 219 220 221 222 223 224 225 226 227 228 229 230 231 232 233 234 235 236

December 19, 2012

Highlighted: TO BE REMOVED X

OVERWATCH - YETI FURNITURE INVENTORY

refer to PLAN DIAGRAMS

ROOM	desk chair	side chair	small book case	large book case	"L" work station	rectangular desk	conference table	conf. chair	training table	training chair	small white board	medium white board	large white board	projection screen	ceiling projector mount	"U" work station	upper cabinet	file cabinet	meeting table	recpt. desk	8' x 8' systems panels	misc. systems panels	IT Rack
201	11		3		15						10	1					16			1	15		
202	1		1									1				1							
203	2		2		2							2											
204	2		2		2							2											
205	2		2		2							2											
206	2	1	2		2							2											
207	2	1	2		2							2											
208	1	3		1								1				1							
209	3	1											1										
210	2	2	2										1										
211	1	1	1		1								1										
212	2		2		2							2											
213	2		2		2							2											
214	2	1	2		2							2											
215	1	1	1		1							1											
216	1	3		1									1			1							
217	1	5		1									2			1			1				
218	1	2		1							1					1							
219	2		2		2							2											
220	2	1	2		2							2											
221	1	2	2		1							2											
222	2	1	2		2							2											
223	2		2		2							2											
224	1	2	1		1							1						1					
225	3	4		1	3							1	1						1				
226	3																					1	
227	4																					1	1
228							1	11					1	1	1								
229							1	16					1	1	1								
230													1										
231	4			1		1					3		3	1	1		2					4	
232	10		1			7							2										
233	3					2						2											
234								9			1		1	1	1								
235	1	3	1	1								1				1							
236	1	2	1		1								1

December 19, 2012 Highlighted: TO REMOVED OVERWATCH -  YETI FURNITURE INVENTORY refer to PLAN DIAGRAMS ROOM desk chair side chair small book case large book case "L" work station rectangular desk conference table conf. chair training table training chair small white board medium white board large white board projection screen celling projector mount 'U' work station uper cabinet file cabinet meeting table recpt. desk '8 x 8' systems panels misc. systems panels IT Rack   237 238 239 240 241 242 243 244 245 246 247 248 249 250 251 252 253 254 255 256 257 258 259 260 261 262 totals 11 1 2 2 2 2 1 3 10 15 16 11 155 63 79 11 111 28 4 50 23 29 50 58 30 8 6 7 45 2 2 1 47 6 16 23 29 12

remove systems furniture wall panels
and assocaited upper cabinets and white boards
work desk, chairs and book cases to remain
OVERWATCH - YETI FURNITURE INVENTORY
FURNITURE SHOWN IS TO BE REMOVED
EXISTING FURNITURE TO REMAIN IS NOT SHOWN

EXHIBIT “E”

DEMISING WORK

EXHIBIT “E-1”

Subleased Premises B

EXHIBIT “F”

LESSOR’S CONSENT TO SUBLEASE

EXHIBIT C

CONSENT TO SUBLEASE

This CONSENT TO SUBLEASE (this “Consent Agreement”) is made and entered into as of the 8 day of February, 2013, by and among OVERWATCH SYSTEMS, LTD., a Delaware corporation (“Tenant”), YETI COOLERS, LLC, a Delaware limited liability company (“Subtenant”), and OS AUSTIN PROJECT CORPORATION, a Delaware corporation (“Landlord”).

RECITALS

A.        Landlord and Tenant are the current parties to that certain Office Lease  Agreement (the “Original Lease Agreement”), dated as of December 9, 2005, covering the approximately 48.117 acres of land out of the Thomas Anderson Survey No. 17, Abstract No. 2 in Travis County, Texas, and the improvements to be constructed thereon, as more particularly described therein.

B.        The Original Lease Agreement has been amended pursuant to (i) that certain First  Amendment to Lease, dated as of June 29, 2006, (ii) that certain Second Amendment to Office Lease, dated as of November 30, 2006, (iii) that certain Third Amendment to Office Lease, dated as of September 7, 2007, and (iv) that certain Fourth Amendment to Office Lease, dated as of March 28, 2008 (the Original Lease Agreement, as amended, collectively, the “Lease”), a copy of which is attached to this Consent Agreement as Exhibit A.

C.        Tenant desires to sublease to Subtenant a portion of the Premises (the “Sublease Premises”) on the terms and conditions of a Sublease Agreement dated February 8, 2013 (the “Sublease”), a copy of which is attached to this Consent Agreement as Exhibit B and Landlord is willing to consent to the subleasing of the Sublease Premises, all on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1.         Landlord’s Consent. Landlord hereby consents to the subleasing of the Sublease Premises to Subtenant, subject to and upon the terms and conditions set forth herein, and subject to execution and delivery of this Consent Agreement by all parties hereto.

2.         General Provisions.

(a)        By execution hereof, Tenant ratifies the Lease, Subtenant acknowledges that it has received a complete and correct copy of the Lease and is familiar with the terms, provisions, rules and regulations of the Lease, and Subtenant agrees not to do or omit to do anything which would cause Tenant to be in breach of the Lease. Any such act or omission shall also constitute a breach of this Consent Agreement entitling Landlord to recover any damage, loss, cost, or expense which it thereby suffers, from Subtenant, whether or not Landlord proceeds against Tenant. Landlord’s consent set forth in Section 1 hereof shall not be deemed a consent to any other assignments, subleases or transfers under the Lease or to any other matter requiring the consent of Landlord under the Lease. No assignment, encumbrance or other transfer of the Sublease, nor any sub-sublease, encumbrance or other transfer of the Sublease Premises, shall be made by Tenant and/or Subtenant without Landlord’s written consent, such consent not to be unreasonably withheld, conditioned or delayed (in the manner contemplated by the Lease), and any attempt to do so without Landlord’s written consent shall at Landlord’s option be null and void. This Consent Agreement shall not release Tenant from any existing or future duty, obligation or liability to Landlord pursuant to the Lease, nor shall the Sublease or this Consent Agreement change, modify or amend the Lease in any manner, any purported modifications being solely for the purpose of setting forth the rights and obligations as between Tenant and Subtenant, but not binding on Landlord.

(b)        The Sublease is subject and subordinate at all times to this Consent  Agreement and to the Lease and all of its terms, covenants and conditions. Nothing contained herein shall be construed as a consent to, approval of, or ratification by Landlord of any of the provisions of the Sublease or as a representation or warranty by Landlord in respect thereof. Landlord is not consenting to, approving of, or ratifying the terms, covenants and conditions of the Sublease and is not assuming any obligations under the Sublease.  Without limiting the generality of the foregoing, and notwithstanding anything to the contrary contained in the Sublease: (i) nothing in the Sublease shall create or expand the liability or obligations of Landlord, whether to Tenant, Subtenant or any other party, and Landlord hereby withholds consent to anything in the Sublease that does create or expand the liability or obligations of Landlord, (ii) nothing in the Sublease shall limit any rights of Landlord, and Landlord hereby withholds consent to anything in the Sublease that does limit any right of Landlord, (iii) Subtenant shall have no rights to expand or relocate the Sublease Premises beyond the Premises, or extend or renew the term of the Sublease beyond the term of the Lease, regardless of whether Tenant may have such rights under the Lease, and Subtenant shall have no right to exercise Tenant’s rights thereunder, and (iv) any special rights under the Lease which by their terms are personal or non-assignable (including, but not limited to, any extension, expansion, relocation, early termination, signage, or parking rights that by their terms are personal or non-assignable, if any), are not being assigned by the Sublease (notwithstanding anything to the contrary contained therein), and to the extent that such rights by their terms no longer apply after a sublease, then such rights shall be of no further force or effect. Neither the Lease nor the Sublease shall be deemed to grant Subtenant any rights whatsoever against Landlord. Subtenant hereby acknowledges and agrees that its sole remedy for any alleged or actual breach by, or any claim or right against, any other party under the Lease or the Sublease shall be solely against Tenant (except in the case of adornment to the extent described below).

(c)        Subtenant’s waivers and indemnity obligations under the Sublease,  whether arising directly under the Sublease (whether or not expressly so stated therein) or by the incorporation of the Lease terms therein, shall extend to Landlord and its employees, agents and affiliates and other beneficiaries under the Lease. If the Lease requires the payment of percentage rent, based on a percentage of gross sales or other revenue in or from the Premises, Subtenant shall comply with all provisions of the Lease respecting the same, including without limitation, all requirements concerning the keeping of books, records, and other items, and reporting of gross sales to Landlord. In such case, Subtenant’s sales shall be included in Tenant’s gross sales for purposes of computing Tenant’s percentage rent obligations under the Lease. In the event of any litigation between the parties hereto with respect to the subject matter hereof, the unsuccessful party agrees to pay to the successful party all costs, expenses and reasonable attorneys’ fees incurred therein by the successful party, which shall be included as a part of a judgment rendered therein. The failure or delay of Landlord in seeking to enforce any provisions of the Lease, the Sublease or this Consent Agreement shall not be deemed a waiver of rights or remedies that Landlord may have, or a waiver of any subsequent breach of the terms and provisions therein or herein contained.

(d)       Any alterations, additions or improvements to the Sublease Premises shall comply with the requirements of the Lease.

(e)        Tenant covenants to Landlord that no interest paid by Subtenant to Tenant  under the Sublease will be used by Tenant to pay any amounts due to Landlord under the Lease.

3.         Termination of Lease; Attornment; Direct Payment to Landlord.

(a)        Any Lease Termination (as hereinafter defined) prior to the termination of the Sublease, shall at Landlord’s option either: (i) terminate the Sublease or (ii) operate as an assignment of the Sublease to Landlord on the terms described herein. Landlord’s option herein may be exercised by written notice to Subtenant within ninety (90) days after Landlord receives written notice of such Lease Termination (or at Landlord’s option such earlier date after Landlord otherwise becomes aware of such Lease Termination, or becomes aware of any circumstances that could result in such Lease Termination if Landlord desires to send a notice to become effective when such Lease Termination occurs). Upon Landlord’s exercise of its right to require an assignment hereunder, Subtenant shall be deemed to have attorned to Landlord and to have recognized Landlord as Subtenant’s landlord under the Sublease, upon the terms and conditions and at the subrent rate specified in the Sublease, and for the then remaining term of the Sublease, except that Landlord shall not be bound by any provision of the Sublease which in any way increases Landlord’s duties, obligations or liabilities to Subtenant beyond those owed to Tenant under the Lease or by any provision giving Subtenant a credit against the subrent. Subtenant agrees to execute and deliver at any time and from time to time, upon the request of Landlord, any instruments which may be necessary or appropriate to evidence such attornment. “Lease Termination” means any event, which by voluntary or involuntary act or by operation of law, causes the Lease to be terminated, cancelled, rejected in bankruptcy, insolvency, reorganization or other such proceedings, foreclosed against, or otherwise come to an end, including but not limited to: (i) a default by Tenant under the Lease of any of the terms or provisions thereof; (ii) foreclosure proceedings brought by the holder of any mortgage or trust deed to which the Lease is subject, or (iii) the termination of Tenant’s leasehold estate by dispossession proceedings or otherwise.

(b)        Notwithstanding the foregoing, under no circumstances shall Landlord: (1) be liable to Subtenant for any act, omission or breach of the Sublease by Tenant, (ii) be subject to any offsets or defenses which Subtenant might have against Tenant, (iii) be liable for any improvements, allowances, rent abatement periods, free or reduced rate parking or other concessions that Tenant has granted or agreed to give, or bound by any subrentals which Subtenant might have paid in advance to Tenant, or (iv) be bound to honor any rights of Subtenant in any security deposit made with Tenant except to the extent Tenant has turned over such security deposit to Landlord. Tenant hereby agrees that in the event of Lease Termination, Tenant shall immediately pay or transfer to Landlord any security deposits, subrent or other sums then held by Tenant less any amounts due Subtenant as of the date of the Lease Termination. In addition, in the event of attornment hereunder, no partner, trustee, director, officer, employee, beneficiary, shareholder or agent of Landlord or its agent shall be personally liable under or in connection with the Lease or the Sublease, and Subtenant and its successors and assigns shall look solely to Landlord’s interest in the Premises for the satisfaction of any claim or judgment requiring the payment of money by Landlord. The limitation of liability provided in this Section 3(b) is in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by law or any other agreement or instrument.

(c)        In addition to Landlord’s rights set forth above, Landlord may elect from time to time, in Landlord’s sole discretion, to receive directly from Subtenant all sums due or payable to Tenant by Subtenant pursuant to the Sublease, and upon receipt of Landlord’s notice, Subtenant shall thereafter pay Landlord any sums becoming due or payable under the Sublease, and Tenant shall receive from Landlord a corresponding credit for such sums received by Landlord against any and all payments then due or thereafter becoming due from Tenant. Neither the service of such written notice nor the receipt of such direct payments shall cause Landlord to assume any of Tenant’s duties, obligations and/or liabilities under the Sublease, nor shall such event impose upon Landlord the duty or obligation to honor the Sublease, nor subsequently to accept Subtenant’s attornment pursuant to the other provisions hereof. Tenant agrees to hold any and all payments from Subtenant as a trust fund to be applied first to the satisfaction of all of Tenant’s obligations under the Lease and hereunder, before using any part thereof for any other purpose.

4.         Services. Tenant hereby agrees that Landlord may, in its sole discretion, provide services directly to Subtenant at Subtenant’s request. Subtenant hereby agrees that Subtenant shall be directly liable for Landlord’s charges therefor and shall timely pay the same when due (and in no event later than 10 days after being invoiced therefor).

5.         Notices. Any notice given by any party to another party hereto respecting this Consent Agreement, the Sublease, the Premises or the Sublease Premises or any matter relating thereto shall be delivered personally, by overnight delivery, by recognized courier, or by certified or registered mail, return receipt requested, postage prepaid, to such other party at the address given below or such other address as such other party may from time to time designate in writing to the other parties in accordance with these provisions. The addresses set forth below shall supersede any addresses for notices set forth in the Lease. If no address is given below, then the address for that party shall be the address set forth in the Lease, or in the absence thereof, shall be the address of the Premises. Any such notice shall be deemed given immediately upon personal delivery, one (1) business day after deposit for overnight delivery, or three (3) business days after deposit for certified or registered mail.

obligations on its part to be performed; and that all necessary internal actions have been taken with respect to such entity in connection with this Consent Agreement.

8.         Miscellaneous. This Consent Agreement shall be binding upon and inure to the benefit of the parties’ respective successors and assigns, subject at all times, to all agreements and restrictions contained in the Lease, and herein, with respect to subleasing, assignment, or other transfer. The agreements contained herein constitute the entire understanding between the parties with respect to the subject matter hereof, and supersede all prior agreements, written or oral. No provision of the Sublease or this Consent Agreement may be amended except in writing signed by all parties hereto or their successors (except that in the case of Lease Termination, no agreement or signature by Tenant shall be required). In the event of any inconsistency between the terms of the Sublease and this Consent Agreement or the Lease, the terms of this Consent Agreement or the Lease, as the case may be, shall govern and control.  If any term, covenant or condition of this Consent Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Consent Agreement or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, covenant or condition of this Consent Agreement shall be valid and in force to the fullest extent permitted by law.

9.         Governing Law. This Consent Agreement shall be governed by and construed and enforced in accordance with the laws of the Stale of Texas. Any disputes arising under this Consent Agreement shall be heard and determined solely in the courts located in the State of Texas.

10.       Review Fee and Transfer Premiums. In order to help reimburse Landlord’s legal and administrative expenses in reviewing the Sublease, Tenant shall pay Landlord with Tenant’s submission of the Sublease and this Consent Agreement for Landlord’s review the amount of $1,500.00 (the “Review Fee”). Landlord’s acceptance of such Review Fee shall impose no duty or obligation upon Landlord to consent to the transaction contemplated herein nor to execute this Consent Agreement. Tenant shall also promptly pay Landlord any share of subleasing or transfer premiums or profits, or other items, required under the Lease in connection with sublease approvals.

11.       Not Binding Until Fully Signed and Delivered. Unless and until all parties hereto have executed and delivered this Consent Agreement, this Consent Agreement and Landlord’s consent herein shall be of no force or effect, notwithstanding that Landlord and Tenant may have permitted temporary occupancy by Subtenant or other matters in connection herewith.

[The signature page follows.]

REAFFIRMATION OF CONTINUING LEASE GUARANTY

The undersigned, Textron Inc., a Delaware corporation (“Guarantor”), being the guarantor under that certain Continuing Lease Guaranty, dated as of March 28, 2008 (the “Guaranty”), with respect to that certain Office Lease Agreement, by and between OS Austin Project Corporation (“Landlord”) and Overwatch Systems, Ltd. (“Tenant”), dated December 9, 2005, as thereafter amended from time to time (collectively, the “Lease”), under which Landlord leased to Tenant certain premises more particularly described therein (the “Premise”), hereby ratifies and consents in all respects to the sublease of a portion of the Premises by Tenant to Yeti Coolers, LLC, and agrees that neither the execution of, nor the performance by Tenant under, nor the consent by Landlord to, the sublease shall in any way affect, impair, discharge, limit, relieve or release the obligations, covenants and liabilities of Guarantor under the Guaranty, which Guaranty is hereby ratified, confirmed and reaffirmed in all respects. Guarantor acknowledges and affirms that this Reaffirmation of Continuing Lease Guaranty is made to and for the benefit of Landlord, its successors and assigns.

IN WITNESS WHEREOF, Guarantor has executed this Reaffirmation of Continuing Lease Guaranty as of the 8 day of February, 2013.

TEXTRON INC., a
Delaware corporation

By:	/s/ Mary F. Lovejoy
Name:	Mary F. Lovejoy
Title:	Vice President and Treasurer

EXHIBIT D

SECOND SUBLEASE AMENDMENT

This is the Second Sublease Amendment (“Second Amendment”) to that certain Sublease dated February 8, 2013 by and between Yeti Coolers, LLC, a Delaware limited liability company (“Sublessee”) and Overwatch Systems, LTD d/b/a Textron Systems Advance Information Solutions, a Delaware corporation (“Sublessor”), as amended by the First Sublease Amendment dated July 21, 2015 by and between Sublessee and Sublessor (the “First Amendment”, and the Sublease and the First Amendment are collectively referred to herein as the “Sublease”).

WHEREAS, Sublessee and Sublessor are parties to a Sublease dated February 8, 2013 (“Initial Sublease”), which was amended by the First Sublease Amendment dated July 21, 2015,

WHEREAS, pursuant to the Initial Sublease and First Sublease Amendment, Sublessee is currently leasing sublet premises consisting of approximately forty-thousand six hundred ninety one (40,691) square feet (the “Expanded Sublet Premises”) on the 2nd floor of the building commonly known as 5301 Southwest Parkway, Austin, TX 78735 (“Building”);

WHEREAS, Sublessee and Sublessor wish to add space on the first (1st) floor of the Building as cross-hatched in Exhibit A attached hereto and incorporated herein for all purposes (“First Floor Expansion Premises”) and of approximately two thousand (2,000) usable square feet located on the east wing of the 4th floor of the Building (“Storage Space Premises”) to the Expanded Sublet Premises, as depicted in Exhibit A (collectively, the “Second Expansion Premises”);

WHEREAS, for purposes of this Second Amendment and of the Sublease as modified by this Second Amendment, the term “Second Expansion Premises” shall mean the additional space described in the preceding paragraph; the term Sublease Premises shall mean and include the Initial Sublease, the Expanded Sublet Premises and the Second Expansion Premises (collectively the “Sublease Premises”);

NOW, THEREFORE, in consideration of the mutual agreements contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessor and Sublessee agree as follows:

1. Incorporation of Recitals. The recitals set forth above, are by this reference, incorporated into and deemed a part of this Second Amendment. Upon execution of this Second Amendment, the Sublease and this Second Amendment shall be referred to as the “Sublease”.

2. Capitalized Terms. Capitalized terms used in this Second Amendment as defined terms, but not specifically defined in this Second Amendment, shall have the meanings assigned to such terms in the Sublease.

3. Term. Term for the Second Expansion Premises shall commence (the “Second Expansion Premises Commencement Date”) upon receipt of Lessor’s Consent and shall run through the Term of the Sublease (the “Expiration”). Regardless as to when the above referenced commencement date occurs, the Sublease expiration for both the Expanded Sublet Premises and the Second Expansion Premises shall be the same as the Initial Sublease, which is July 31, 2017.

4. Rent. Sublessee covenants and agrees to pay Sublessor, without deduction or set off, rental for the First Floor Expansion Premises as follows:

Term	Monthly Rent

Months 1-Expiration	$10,100.00*

Sublessee covenants and agrees to pay Sublessor, without deduction or set off, rental for the Storage Space Premises as follows:

Term	Gross Rate	Square Footage	Monthly Rent

Months 1-Expiration	$13.00 per USF	2,000	$2,166.67*

*Rent shall not be charged on the Second Expansion Premises until the Second Expansion Premises Commencement Date. Rent payable for any partial month will be prorated on a daily basis. Operating Expenses for the Second Expansion Premises shall be handled in accordance with Section 7 of the Sublease.

Provided that such space is available for sublet from Sublessor, Sublessee shall have the right to expand the Storage Space Premises in 500 usable square foot increments, by providing advanced written notice to Sublessor, at the same Gross Rate as set forth above and otherwise on the same terms and conditions contained herein. Sublessor shall have the right to terminate Sublessee’s rights to sublease the Storage Space Premises by providing ninety (90) days advance written notice to Sublessee, after which time the Storage Space Premises shall be excluded from the Sublease Premises and Sublessee shall be relieved of any obligations related thereto.

5. Sublessee Improvements. Sublessor shall provide a key to access the Storage Space Premises. Sublessor shall also install two deadbolt locks on the door entering its space on the western most side of the First Floor Expansion Premises, one for Sublessee’s security, one for Sublessor’s security. Except as set forth above, the Second Expansion Premises shall be provided to Sublessee on an as-is basis and any additional work required, if any, shall be at Sublessee’s sole cost and expense.

6. Furniture. Sublessor shall provide an inventory of the furniture in the First Floor Expansion Premises and allow Sublessee to use selected furniture for the term of the Sublease at no cost, reasonable wear and tear, casualty and condemnation excepted. Sublessor shall furnish Sublessee with a list of furniture to be removed from the First Floor Expansion Premises within thirty (30) days of execution of this Second Amendment which Sublessor shall remove at no cost to Sublessee as shown on Exhibit B.

7. Parking. Parking shall be provided at a ratio of 4.00 spaces per 1,000 RSF and upon the same terms as per Section 32 of the Sublease. After passage of the Second Expansion Premises Commencement Date, Sublessee shall be entitled to an additional thirty (30) parking spaces.

8. Brokerage. CBRE, Inc. represents Sublessee and upon commencement of the Term of the Second Expansion Premises, CBRE, Inc. shall be paid a brokerage commission by Sublessor equal to four (4%) of the aggregate rent to be paid by Sublessee over the Term for the Second Expansion Premises.

9. Entire Agreement. This Second Amendment constitutes the entire agreement between Sublessor and Sublessee regarding the subject matter hereof and supersedes all prior negotiations, discussions, terms sheets, understandings and agreements, whether oral or written, between the parties with respect to such subject matter. Unless otherwise specifically amended herein as regards the Second Expansion Premises, all other terms of the Sublease shall govern and apply to this sublease of the Second Expansion Premises.

10. Execution and Delivery. This Second Amendment may be executed in one or more counterparts and by separate parties on separate counterparts, effective when each party has executed at least one such counterpart or separate counterpart, but each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument.

11. Full Force and Effect. Except as expressly set forth herein, the Sublease has not been modified or amended and remains in full force and effect.

12. Lessor’s Consent. This Second Amendment is contingent upon, and shall have no force or effect until receipt of, the Lessor’s written consent hereto in substantially the same form as presented to the Lessor under the Sublease. The Sublessor agrees to exercise good faith in requesting Lessor’s written consent to this Second Amendment. In the event Sublessor has not obtained such consent within ninety (90) days after execution of this Second Amendment (or reasonable proof to Sublessee of such approval being deemed granted), then Sublessee may terminate this Second Amendment and this Second Amendment shall no longer have any force or effect.

[The signature page follows.]

IN WITNESS WHEREOF the following parties have executed this Second Amendment as of the date fully executed below.

Sublessor:

Overwatch Systems, LTD
d/b/a Textron Systems Advanced Information Solutions
a Delaware corporation

By:	/s/ Gary Raven

Print: Gary Raven

Title: Director Programs & Operations

Date:	5/6/2016

Sublessee:

Yeti Coolers, LLC
a Delaware limited liability company

By:	/s/ Bryan Barksdale

Print:	Bryan Barksdale

Title:	General Counsel

Date:	5/5/2016

EXHIBIT A

First Floor Expansion Premises and Storage Space Premises

EXHIBIT B

Furniture Retention

Horrigan/Lyerly

2 x Monitors/Large Screen TVs

All Computing and networking equipment

All Audio Equipment

Phones

Deep Freezer

Folding Chairs

Folding Tables

Labs

All computing and network equipment

2 x Monitors/Large screen TVs

Leather chairs

Racks

Adjustable height chairs

Phones

Wellness Room

Bulletin board

Refrigerator

Storage cabinets

Recliner

Lamps

EXHIBIT E